Exhibit 99.1

Press Release
SGX Pharmaceuticals Announces Financial Results for the Three and Six Months Ended June 30, 2007
SAN DIEGO, August 8, 2007 — SGX Pharmaceuticals (NASDAQ: SGXP) today announced financial results for the three and six months ended June 30, 2007. For the three months ended June 30, 2007, the Company posted revenues of $8.5 million and a net loss of $4.0 million. For the six months ended June 30, 2007, revenues were $19.5 million and the net loss was $5.1 million. Cash, cash equivalents and short-term investments totaled $28.1 million at June 30, 2007 as compared to $33.9 million at December 31, 2006.
“We are pleased with our research and development achievements this past quarter,” said Mike Grey, President and Chief Executive Officer. “The development of SGX523, our MET tyrosine kinase inhibitor, remains on track, and we are continuing to evaluate partnering opportunities in connection with our MET program. In addition, we are continuing to advance a number of compounds in our BCR-ABL program for the treatment of chronic myelogenous leukemia with the goal of filing an IND in the first half of 2008.”
Financial Results for the Three and Six Months Ended June 30, 2007
Total revenues for the three months ended June 30, 2007 were $8.5 million, compared to $7.8 million for the three months ended June 30, 2006. Total revenues for the six months ended June 30, 2007 were $19.5 million, compared to $12.6 million in the six months ended June 30, 2006. The increase of $0.7 million for the three month period, and $6.9 million for the six month period, was primarily due to the reimbursement of development costs related to our collaboration with Novartis, together with the achievement of a milestone, and additional services provided, under other commercial agreements. The increase for the six month period ended June 30, 2007 also reflects the recognition of revenue in the first quarter of 2007 related to the reimbursement of overhead costs incurred on grant research efforts since the commencement of the grant in July 2005.
Research and development expenses for the three months ended June 30, 2007 and 2006 were $10.5 million and $15.0 million, respectively. Research and development expenses for the six months ended June 30, 2007 and 2006 were $20.5 million and $27.0 million, respectively. The decrease of $4.5 million for the three month period, and $6.5 million for the six month period, was primarily attributable to lower development costs associated with clinical trial activities, partially offset by additional costs incurred in connection with the research and development activities in our oncology pipeline.
General and administrative expenses for the three months ended June 30, 2007 and 2006 were $2.1 million and $2.5 million, respectively. General and administrative expenses for the six months ended June 30, 2007 and 2006 were $4.4 million and $5.6 million, respectively. The decrease of $0.4 million for the three month period, and $1.2 million for the six month period, was primarily attributable to a decrease in non-cash stock-based compensation expense, together with a decrease in recruiting expenses, professional services and other administrative costs.
SGX reported a net loss attributable to common stockholders for the three months ended June 30, 2007 of $4.0 million, or $0.26 per share. This compares with a net loss attributable to common stockholders for the three months ended June 30, 2006 of $9.4 million, or $0.62 per share. For the six months ended June 30, 2007, the net loss attributable to common stockholders was $5.1 million, or $0.33 per share. This compares with a net loss attributable to common stockholders for the six months ended June 30, 2006 of $19.8 million, or $1.60 per share.
About SGX Pharmaceuticals
SGX Pharmaceuticals is a biotechnology company focused on the discovery, development and commercialization of innovative cancer therapeutics. The SGX oncology pipeline includes drug candidates from its enabling, proprietary FASTTM drug discovery platform, such as next generation BCR-ABL inhibitors currently being developed in partnership with Novartis, MET tyrosine kinase inhibitors, including SGX523, and potent JAK2 inhibitors. More information on the pipeline and drug discovery platform can be found at www.sgxpharma.com and in the Company’s various filings with the Securities and Exchange Commission.
Forward-looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements related to research and development programs, plans for 2007 and 2008, expectations regarding the timing of the filing of INDs, the potential of the Company’s inhibitors as treatments for certain cancers, partnering opportunities for the Company’s research and development programs and the ability to discover, develop and commercialize cancer therapeutics. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, which include, without limitation, the potential failure of development candidates to advance through preclinical studies or demonstrate safety and efficacy in clinical testing and the ability to file INDs or commence clinical studies in the referenced time frames. The results of early preclinical studies or clinical trials may not be predictive of future results, and the Company cannot provide any assurances that any of its compounds or development candidates will have favorable results in preclinical studies or future clinical trials. In addition, results may be affected by risks related to the implementation of its collaborations, the partnering of its research and development programs, competition from other biotechnology and pharmaceutical companies, its effectiveness at managing its financial resources, the level of resources that its collaborative partners devote to development of its product candidates, the scope and validity of patent protection for its products, and its ability to obtain additional funding to support its operations. For a discussion of these and other factors, please refer to the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2006, the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2007, as well as other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and SGX undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.
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Contact:	Todd Myers	Jason Spark
	Chief Financial Officer	Media & Investor Relations
	SGX Pharmaceuticals	Porter Novelli Life Sciences
	(858) 558-4850	(619) 849-6005

SGX PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue:
Collaborations and commercial agreements	$5,722	$4,821	$11,369	$8,178
Grants	2,784	3,027	8,105	4,399

Total revenue	8,506	7,848	19,474	12,577

Expenses:
Research and development	10,524	14,956	20,542	27,007
General and administrative	2,126	2,488	4,359	5,556

Total operating expenses	12,650	17,444	24,901	32,563

Loss from operations	(4,144)	(9,596)	(5,427)	(19,986)
Interest income (expense), net	131	242	316	217

Net loss	(4,013)	(9,354)	(5,111)	(19,769)
Accretion to redemption value of redeemable convertible preferred stock	—	0	—	(49)

Net loss attributable to common stockholders	$(4,013)	$(9,354)	$(5,111)	$(19,818)

Basic and diluted net loss per share attributable to common stockholders	$(0.26)	$(0.62)	$(0.33)	$(1.60)

Shares used to compute basic and diluted net loss per share attributable to common stockholders	15,337	15,035	15,281	12,392

	Three Months Ended June 30, 2007 (1)			Three Months Ended June 30, 2006 (1)
		Stock-based			Stock-based
		compensation	Reported		compensation	Reported
	non-GAAP	expense	GAAP results	non-GAAP	expense	GAAP results

Net loss attributable to common stockholders	$(2,911)	$(1,102)	$(4,013)	$(8,042)	$(1,312)	$(9,354)

Basic and diluted net loss per share attributable to common stockholders	$(0.19)	$(0.07)	$(0.26)	$(0.53)	$(0.09)	$(0.62)

Research and development expenses	$9,975	$549	$10,524	$14,374	$582	$14,956

General and administrative expenses	$1,573	$553	$2,126	$1,758	$730	$2,488

	Six Months Ended June 30, 2007 (1)			Six Months Ended June 30, 2006 (1)
		Stock-based			Stock-based
		compensation	Reported		compensation	Reported
	non-GAAP	expense	GAAP results	non-GAAP	expense	GAAP results

Net loss attributable to common stockholders	$(3,020)	$(2,091)	$(5,111)	$(16,937)	$(2,881)	$(19,818)

Basic and diluted net loss per share attributable to common stockholders	$(0.20)	$(0.13)	$(0.33)	$(1.37)	$(0.23)	$(1.60)

Research and development expenses	$19,492	$1,050	$20,542	$25,532	$1,475	$27,007

General and administrative expenses	$3,318	$1,041	$4,359	$4,150	$1,406	$5,556
SGX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2007	2006
Assets
Cash, cash equivalents and short-term investments	$28,094	$33,877
Accounts receivable	1,863	3,532
Other current assets	1,437	1,616
Property and equipment, net	4,460	5,435
Other assets	3,984	4,004

Total assets	$39,838	$48,464

Liabilities and stockholder’s equity
Current liabilities	$18,756	$21,762
Deferred revenue, long-term	10,069	13,023
Other liabilities, net of current portion	22	66
Stockholder’s equity	10,991	13,613

Total liabilities and stockholder’s equity	$39,838	$48,464

1)	In addition to disclosing financial results calculated in accordance with generally accepted accounting principles (GAAP), this table contains non-GAAP financial measures that exclude the effect of non-cash stock compensation expense. The Company believes that the presentation of results excluding non-cash stock compensation expense provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods, and uses these non-GAAP financial measures when evaluating its financial results, as well as for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.